SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           FIRST VALLEY BANCORP, INC.
             (exact name of registrant, as specified in its charter)

          Connecticut                                           04-3806732
(State or other jurisdiction of                               (IRS Employer
incorporation or organization)                             Indemnification No.)

                Four Riverside Avenue, Bristol, Connecticut 06010
               (Address of principal executive office) (Zip Code)


            Valley Bank 1999 Stock Option and Stock Compensation Plan
                              (full title of plans)


                             Robert L. Messier, Jr.
                      President and Chief Executive Officer
                           First Valley Bancorp, Inc.
                              Four Riverside Avenue
                           Bristol, Connecticut 06010
                     (name and address of agent for service)

                                  860-582-8868
                                  ------------
          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

                                                     Proposed                Proposed               Amount of
Title of Securities         Amount to be          maximum offering       maximum aggregate        Registration
 to be registered          Registered (1)       price per share (2)     offering price (2)             Fee (3)
 ----------------          --------------       -------------------     ------------------             ---
Common Stock, no par          263,090                  $8.46              $2,225,741.40              $261.97
value


(1) Represents the amount of Company common stock reserved for issuance under the Valley Bank 1999 Stock Option and Stock Compensation Plan.
(2) Calculated in accordance with Rule 457(h)(1) of Regulation C. Based on the book value per fully diluted shares (computed as of May 31, 2005, the most recent date for which such information is available) of common stock of Valley Bank, the wholly owned subsidiary of the Company exchanged in a reorganization effective as of July 1, 2005 calculated by multiplying the Valley Bank book value per share of $8.46 by 263,090, the number of shares to be registered.
(3) Calculated by multiplying the proposed maximum offering price by $0.00011770.

This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933 and Rule 462 promulgated thereunder.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

      The information required by Items 1 and 2 is not required to be filed as part of this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      First Valley Bancorp, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the following documents and information filed with the Securities and Exchange Commission:

(a) The latest annual report on Form 10-KSB of the Company's wholly owned subsidiary, Valley Bank, filed with the Federal Deposit Insurance Corporation pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), a copy of which is attached to the Company's Registration Statement filed on Form 8-A dated July 1, 2005 as Exhibit 99.1 and the Company's Registration Statement filed on Form 8-A dated July 1, 2005.

(b) Form 10-QSB for the period ended March 31, 2005 filed with the FDIC pursuant to Section 13(a) or Section 15(d) of the Exchange Act, a copy of which is attached to the Company's Registration Statement filed on Form 8-A dated July 1, 2005 as Exhibit 99.2.

(c) The description of Common Stock, no par value per share (the "Common Stock") of the Company contained in the Company's registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act and any report filed for the purpose of updating such descriptions.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article VI of the Company's Bylaws provide:

      The Company shall indemnify the directors, officers, employees and agents of the Company to the maximum extent permitted and/or required by the Certificate of Incorporation or applicable law. Without otherwise limiting the foregoing, Section 33-770 to 33-778 of the Connecticut Business Corporation Act, as from time to time amended or superseded, governs and applies to certain matters of indemnification of directors, officers, employees and agents of the Company, and is incorporated herein by reference as a part of these Bylaws. Notwithstanding the foregoing, in no event shall any payments made by the Company pursuant to this Article SIXTH exceed the amount permissible under applicable state or federal law, including but not limited to the limitations on indemnification imposed by Section 18(k) of the Federal Deposit Insurance Act and the regulation issued thereunder by the Federal Deposit Insurance Corporation.

Article VIII of the Company's Certificate of Incorporation also limits the personal liability of the Company's directors. It provides:

      The personal liability to the Corporation or its shareholders of a person who is or was a director of the Corporation for monetary damages for breach of duty as a director shall be limited to the amount of the compensation received by the director for serving the Corporation during the year of the violation if such breach did not (1) involve a knowing and culpable violation of law by the director, (2) enable the director or an associate, as defined in subdivision (3) of Section 33-843 or any similar successor provision of the Connecticut General Statutes, to receive an improper personal economic gain, (3) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation, (4) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation, or (5) create liability under Section 33-757, as amended, or
Section 36a-58 of the Connecticut General Statutes. This paragraph shall not limit or preclude the liability of a person who is or was a director for any act or omission occurring prior to the effective date hereof. Any lawful repeal or modification of this paragraph or the adoption of any provision inconsistent herewith by the Board of Directors and the shareholders of the Corporation shall not, with respect to a person who is or was a director, adversely affect any limitation of liability, right or protection existing at or prior to the effective date of such repeal, modification or adoption of a provision inconsistent herewith.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable because no restricted securities will be reoffered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS.

4.1 Valley Bank Amended and Restated 1999 Stock Option and Stock Compensation Plan (incorporated by reference to Registrant's July 1, 2005 Form 8-A)
5     Opinion of Tyler Cooper & Alcorn, LLP (re: legality)
23.1  Consent of Tyler Cooper & Alcorn, LLP (see Exhibit 5)
23.2  Consent of Snyder & Haller, P.C.
24 Power of Attorney for any subsequent amendments is located in the signature page

ITEM 9.  UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of
      --------------
1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bristol, State of Connecticut, on this 27th day of June, 2005.

                                  FIRST VALLEY BANCORP, INC.
                                  (Registrant)



                                  By:  /s/ Robert L. Messier, Jr.
                                     ---------------------------------
                                           Robert L. Messier, Jr.
                                  Its:     Chief Executive Officer and President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby makes, constitutes and appoints Robert L. Messier, Jr., Mark J. Blum and/or Anthony M. Mattioli his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

      Signatures                               Title

/s/ Robert L. Messier, Jr.        President and Chief Executive            June 27, 2005
--------------------------        Officer (Principal Executive Officer)
Robert L. Messier, Jr.

/s/ Mark J. Blum                  Executive Vice President, Chief          June 27, 2005
--------------------------        Financial Officer, and Treasurer
Mark J. Blum                      (Principal Financial and Accounting
                                   Officer)

/s/ James J. Pryor                Chairman, Director                       June 27, 2005
--------------------------
James J. Pryor

/s/ Thomas O. Barnes              Director                                 June 27, 2005
--------------------------
Thomas O. Barnes

/s/ David W. Florian              Director                                 June 27, 2005
--------------------------
David W. Florian

/s/ Thomas P. O'Brien             Director                                 June 27, 2005
--------------------------
Thomas P. O'Brien

/s/ James G. Biondi               Director                                 June 27, 2005
--------------------------


      Signatures                               Title


James G. Biondi

/s/ J. Yancey Brame               Director                                 June 27, 2005
--------------------------
J. Yancey Brame

/s/ Edmund D. Donovan             Director                                 June 27, 2005
--------------------------
Edmund D. Donovan

/s/ Edward T. McPhee, Jr.         Director                                 June 27, 2005
--------------------------
Edward T. McPhee, Jr.

/s/ Bonnie Crane                  Director                                 June 27, 2005
--------------------------
Bonnie Crane

/s/ David J. Preleski             Director                                 June 27, 2005
--------------------------
David J. Preleski


      The Stock Plan. Pursuant to the requirements of the Securities Act of
      --------------
1933, the Trustees or other persons who administer the Valley Bank 1999 Stock Option and Stock Compensation Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bristol, State of Connecticut on June 27, 2005.


/s/ Thomas O. Barnes              Director                                 June 27, 2005
--------------------------
Thomas O. Barnes

/s/ Bonnie Crane                  Director                                 June 27, 2005
--------------------------
Bonnie Crane

/s/ James J. Pryor                Director                                 June 27, 2005
--------------------------
James J. Pryor

/s/ Edward T. McPhee, Jr.         Director                                 June 27, 2005
--------------------------
Edward T. McPhee, Jr.


